                                                                     EXHIBIT 1.1

                                                               EXECUTION VERSION

                                                          CLIFFORD CHANCE US LLP

[CLIFFORD CHANCE LOGO]


                                   ----------


                               PURCHASE AGREEMENT

                          DATED AS OF JANUARY 13, 2004

                                      AMONG

                           SIMON PROPERTY GROUP, L.P.

                                       AND

                               MERRILL LYNCH & CO.
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                       AND

                               UBS SECURITIES LLC


                                   ----------

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                                TABLE OF CONTENTS

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                                                                                           PAGE
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PURCHASE AGREEMENT............................................................................1

SECTION 1.   Representations and Warranties...................................................2

      (a)    Representations and Warranties by the Operating Partnership......................2

             (1)    Similar Offerings.........................................................2

             (2)    Offering Memorandum.......................................................3

             (3)    Incorporated Documents....................................................3

             (4)    Independent Accountants...................................................3

             (5)    Financial Statements......................................................3

             (6)    Internal Accounting Controls..............................................4

             (7)    No Material Adverse Change in Business....................................4

             (8)    Good Standing of the Company..............................................4

             (9)    Good Standing of the Operating Partnership................................5

             (10)   Good Standing of Simon Entities...........................................5

             (11)   Good Standing of Property Partnerships....................................5

             (12)   Insolvency................................................................6

             (13)   Capitalization............................................................6

             (14)   Authorization of Purchase Agreement.......................................6

             (15)   Authorization of the Registration Rights Agreement........................6

             (16)   Authorization of the Indenture............................................7

             (17)   Authorization of Notes....................................................7

             (18)   Descriptions of the Notes and the Indenture...............................8

             (19)   Absence of Defaults and Conflicts.........................................8

             (20)   Absence of Labor Dispute..................................................8

             (21)   ERISA Compliance..........................................................8

             (22)   Absence of Proceedings....................................................9

             (23)   REIT Qualification........................................................9

             (24)   Investment Company Act....................................................9

             (25)   Intellectual Property.....................................................9

             (26)   Absence of Further Requirements...........................................9

             (27)   Possession of Licenses and Permits.......................................10

             (28)   Title to Property........................................................10

             (29)   Environmental Laws.......................................................11

             (30)   Insurance................................................................11

             (31)   Tax Returns..............................................................11
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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             (32)   Environmental Consultants................................................11

             (33)   Property Information.....................................................11

             (34)   Rule 144A Eligibility....................................................12

             (35)   No General Solicitation..................................................12

             (36)   No Registration Required.................................................12

             (37)   Reporting Company........................................................12

             (38)   No Directed Selling Efforts..............................................12

             (39)   Investment Grade Rating..................................................12

             (40)   Statistical Data and Forward-Looking Statements..........................12

             (41)   Relationship with Interested Persons.....................................12

      (b)    Officers' Certificates..........................................................12

SECTION 2.   Sale and Delivery to the Initial Purchasers; Closing............................13

      (a)    Notes...........................................................................13

      (b)    Payment.........................................................................13

      (c)    Qualified Institutional Buyer...................................................14

      (d)    Denominations; Registration.....................................................14

SECTION 3.   Covenants of the Operating Partnership..........................................14

      (a)    Offering Memorandum.............................................................14

      (b)    Notice and Effect of Material Events............................................14

      (c)    Amendment to Offering Memorandum and Supplements................................14

      (d)    Blue Sky Qualifications.........................................................15

      (e)    Stop Order by State Securities Commission.......................................15

      (f)    Earnings Statement..............................................................15

      (g)    Reporting Requirements..........................................................15

      (h)    REIT Qualification..............................................................15

      (i)    Use of Proceeds.................................................................15

      (j)    Exchange Act Filings............................................................15

      (k)    Supplemental Indentures.........................................................16

      (l)    Ratings.........................................................................16

      (m)    DTC.............................................................................16

      (n)    Registration Rights Agreement...................................................16

SECTION 4.   Payment of Expenses.............................................................16

      (a)    Expenses........................................................................16

      (b)    Termination of Agreement........................................................16
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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SECTION 5.   Conditions of Initial Purchaser's Obligations...................................16

      (a)    Execution of Registration Rights Agreement......................................17

      (b)    Opinions of Counsel for Operating Partnership...................................17

      (c)    Opinion of Counsel for Initial Purchasers.......................................17

      (d)    Officers' Certificate...........................................................17

      (e)    Accountant's Comfort Letter.....................................................17

      (f)    Bring-down Comfort Letter.......................................................18

      (g)    Maintenance of Rating...........................................................18

      (h)    Additional Documents............................................................18

      (i)    Termination of this Agreement...................................................18

SECTION 6.   Subsequent Offers and Resales of the Notes......................................18

      (a)    Offer and Sale Procedures.......................................................18

      (b)    Covenants of the Operating Partnership..........................................19

      (c)    Resale Pursuant to Rule 903 of Regulation S or Rule 144A........................20

      (d)    Representations and Warranties of Initial Purchasers............................20

SECTION 7.   Indemnification.................................................................21

      (a)    Indemnification of Initial Purchasers...........................................21

      (b)    Indemnification of Operating Partnership, Company and Company's Directors
             and Officers....................................................................21

      (c)    Actions Against Parties; Notification...........................................21

      (d)    Settlement Without Consent If Failure to Reimburse..............................22

SECTION 8.   Contribution....................................................................22

SECTION 9.   Representations, Warranties and Agreements to Survive Delivery..................23

SECTION 10.  Termination.....................................................................23

      (a)    Termination; General............................................................23

      (b)    Liabilities.....................................................................24

SECTION 11.  Default by One of the Initial Purchasers........................................24

SECTION 12.  Notices.........................................................................25

SECTION 13.  Parties.........................................................................25

SECTION 14.  GOVERNING LAW AND TIME..........................................................25

SECTION 15.  Effect of Headings..............................................................25
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                           SIMON PROPERTY GROUP, L.P.
                        (a Delaware limited partnership)


                        $300,000,000 3.75% Notes due 2009

                        $200,000,000 4.90% Notes due 2014

                               PURCHASE AGREEMENT

                                                                January 13, 2004


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
UBS Securities LLC
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
  as Initial Purchasers

c/o Merrill Lynch, Pierce Fenner & Smith
                 Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

       Simon Property Group, L.P., a Delaware limited partnership (the "Operating Partnership"), confirms its agreement with each of the Initial Purchasers named in SCHEDULE 1 hereto (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), with respect to the issue and sale by the Operating Partnership and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said
SCHEDULE 1 of $300,000,000 aggregate principal amount of its 3.75% senior unsecured notes due 2009 (the "2009 Notes") and $200,000,000 aggregate principal amount of its $4.90% senior unsecured notes due 2014 (the "2014 Notes" and, together with the 2009 Notes, the "Notes").

       The Notes shall be issued under an indenture, dated as of November 26, 1996 (the "Original Indenture"), between the Operating Partnership and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Trustee"). The title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements and any other variable terms of the Notes shall be established by or pursuant to a thirteenth supplemental indenture to the Original Indenture (as so supplemented, and as the same may be amended or further supplemented from time to time, the "Indenture") to be entered into between the Operating Partnership and the Trustee on or prior to the Closing Time (as defined in Section 2(b)). Notes issued in book-entry form shall be issued to Cede & Co. as nominee of The Depository Trust

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Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing
Time (the "DTC Agreement"), among the Operating Partnership, the Trustee and
DTC.

       The Operating Partnership understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Notes are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Notes and the Indenture, investors that acquire Notes may only resell or otherwise transfer such Notes if such Notes are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

       The Operating Partnership has prepared and delivered to each Initial Purchaser copies of an Offering Memorandum dated January 13, 2004 (the "Offering Memorandum") for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Notes. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum, as may be amended or supplemented, including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Operating Partnership to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Notes. Capitalized terms used but not otherwise defined shall have the meanings given to those terms in the Offering Memorandum.

       The Initial Purchasers and their direct and indirect transferees shall be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Time and to be substantially in the form attached hereto as EXHIBIT A (the "Registration Rights Agreement").

       All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum, and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Offering Memorandum.

       The term "subsidiary" means a corporation, partnership or other entity, a majority of the outstanding voting stock, partnership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Operating Partnership and/or Simon Property Group, Inc., a Delaware corporation and the general partner of the Operating Partnership (the "Company") or by one or more other subsidiaries of the Operating Partnership and/or the Company.

       SECTION 1.    REPRESENTATIONS AND WARRANTIES.

       (a) REPRESENTATIONS AND WARRANTIES BY THE OPERATING PARTNERSHIP. The Operating Partnership represents and warrants to each Initial Purchaser, as of the date hereof and as of the Closing Time (as defined below) (in each case, a "Representation Date"), and agrees with each Initial Purchaser, as follows:

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              (1)    SIMILAR OFFERINGS. None of the Company, the Operating
       Partnership, nor any of their affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or shall solicit any offer to buy or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the 1933 Act.

              (2) OFFERING MEMORANDUM. The Offering Memorandum does not, and at the Closing Time shall not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by any Initial Purchaser expressly for use in the Offering Memorandum.

              (3) INCORPORATED DOCUMENTS. The Offering Memorandum shall incorporate by reference the most recent Annual Report of the Company and the Operating Partnership on Form 10-K filed with the Commission and each Quarterly Report of the Company and the Operating Partnership on Form 10-Q and each Current Report of the Company and the Operating Partnership on Form 8-K filed with the Commission since the filing of the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission, complied and shall comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at the Closing Time, did not and shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (4) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included, or incorporated by reference, in the Offering Memorandum were independent public accountants with respect to the Operating Partnership and its subsidiaries and the current accountants of the Operating Partnership are independent public accountants with respect to the Operating Partnership and its subsidiaries, in each case, as required by the rules and regulations of the Commission under the 1933 Act.

              (5) FINANCIAL STATEMENTS. The financial statements included, or incorporated by reference, in the Offering Memorandum, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the statement of operations, stockholders' equity and cash flows of such entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included, or incorporated by reference, in the Offering Memorandum present fairly, in accordance with GAAP, the information stated therein. The selected financial data, the summary financial information and other financial information and data included, or incorporated by reference, in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included, or incorporated by

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       reference, in the Offering Memorandum. In addition, any pro forma financial information and the related notes thereto, if any, included, or incorporated by reference, in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines and the guidelines of the American Institute of Certified Public Accountants ("AICPA") with respect to pro forma information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

              (6) INTERNAL ACCOUNTING CONTROLS. The Operating Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are properly authorized; (b) assets are safeguarded against unauthorized or improper use; and (c) transactions are properly recorded and reported as necessary to permit preparation of its financial statements in conformity with United States GAAP.

              (7) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, M.S. Management Associates, Inc., a Delaware corporation ("SPG Management Company"), M.S. Management Associates (Indiana), Inc., an Indiana corporation ("Management (Indiana)"), Simon MOA Management Company, Inc., an Indiana corporation ("MOA"), DeBartolo Properties Management, Inc., an Ohio corporation ("DRC Management Company," and together with SPG Management Company, Management (Indiana) and MOA, the "Management Companies"), and Simon Property Group (Delaware), Inc., Jefferson Simon Property, Inc., SDG Forum Developers, Inc., DeBartolo Properties, Inc., DeBartolo Properties II, Inc., and DeBartolo Properties III, Inc. and any other subsidiary of the Company (collectively, the "REIT Subs") or any subsidiary of the Operating Partnership (other than any Property Partnership (as defined below)) not listed among the foregoing entities, (the Company, the Operating Partnership, the Management Companies, the REIT Subs and such subsidiaries being sometimes hereinafter collectively referred to as the "Simon Entities" and individually as a "Simon Entity"), or of any entity which owns any Portfolio Property (as such term is defined in the Offering Memorandum) or any direct interest in any Portfolio Property (the "Property Partnerships") whether or not arising in the ordinary course of business, which, taken as a whole, would be material to the Company, the Operating Partnership and the other Simon Entities taken as a whole (anything which, taken as a whole, would be material to the Company, the Operating Partnership and the other Simon Entities taken as a whole, being hereinafter referred to as "Material;" and such a material adverse change, a "Material Adverse Effect"), (b) no casualty loss or condemnation or other adverse event with respect to the Portfolio Properties has occurred which would be Material, (c) there have been no transactions or acquisitions entered into by the Simon Entities or the Property Partnerships, other than those in the ordinary course of business, which would be Material, (d) except for distributions in amounts per unit that are consistent with past practices, there has been no distribution of any kind declared, paid or made by the Operating Partnership on any of its respective general, limited and/or preferred partnership interests, and (e) there has been no change in the capital stock of the corporate Simon Entities or in the partnership interests of the Operating Partnership or any Property Partnership, or any increase in the indebtedness of the Simon Entities, the Property Partnerships or the Portfolio Properties which would be Material.

              (8) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business

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       as described in the Offering Memorandum. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

              (9) GOOD STANDING OF THE OPERATING PARTNERSHIP. The Operating Partnership is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. The amended and restated agreement of limited partnership of the Operating Partnership (the "OP Partnership Agreement") is in full force and effect in the form in which it was filed as an exhibit to the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2002, except for subsequent amendments relating to the admission of new partners to the Operating Partnership.

              (10) GOOD STANDING OF SIMON ENTITIES. Each of the Simon Entities other than the Operating Partnership has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as the case may be, in good standing under the laws of the state of its jurisdiction of incorporation or organization, as the case may be, with the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged or proposes to engage as described in the Offering Memorandum. Each such entity is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. Except as otherwise stated in the Offering Memorandum, all of the issued and outstanding capital stock or other equity interests of each such entity have been duly authorized and validly issued and are fully paid and non-assessable, have been offered and sold in compliance with all applicable laws (including without limitation, federal or state securities laws) and are owned by the Company, the Management Companies or the Operating Partnership, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, "Liens"). No shares of capital stock or other equity interests of such entities are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock or other equity interests of such entities and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of such entities, except as disclosed in the Offering Memorandum. No such shares of capital stock or other equity interests of such entities were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which any Simon Entity is a party.

              (11) GOOD STANDING OF PROPERTY PARTNERSHIPS. Each of the Property Partnerships is duly organized and validly existing as a limited or general partnership, as the case may be, in good standing under the laws of its respective jurisdiction of formation. Each of the Property Partnerships has the requisite power and authority to own, lease and operate its properties, and to

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       conduct the business in which it is engaged. Each of the partnership agreements of the Property Partnerships is in full force and effect. Each of the Property Partnerships is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

              (12) INSOLVENCY. Neither the Operating Partnership nor the Company (a) is "insolvent" as that term is defined in Section 101(32) of the United States Bankruptcy Code (the "Bankruptcy Code") (11 U.S.C.101(32)), Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (b) has "unreasonably small capital" as that term is used in Section 548(a)(2)(ii) of the Bankruptcy Code or Section 5 of the UFCA, (C) is engaged or about to engage in a business or transaction for which its remaining property is "unreasonably small" in relation to the business or transaction as that term is used in Section 4 of the UFTA or (d) is unable to pay its debts as they mature or become due, within the meaning of Section 548(a)(2)(B)(iii) of the Bankruptcy Code, Section 4 of the UFTA and Section 6 of the UFCA. The Operating Partnership and the Company now own assets having a value both at "fair valuation" and at "present fair saleable value" greater than the amount required to pay its "debts" as such terms are used in Section 2 of the UFTA and Section 2 of the UFCA. Neither the Operating Partnership nor the Company will be rendered insolvent by the execution and delivery of this Agreement or by the transactions contemplated hereunder.

              (13) CAPITALIZATION. The issued and outstanding units of general, limited and/or preferred partner interests of the Operating Partnership are as set forth in the Company's Current Report on Form 8-K filed on October 31, 2003 (except for subsequent issuances thereof, if any, contemplated under this Agreement or referred to in the Offering Memorandum). Such units of partners' equity have been duly authorized and validly issued by the Operating Partnership and are fully paid and non-assessable and have been offered and sold or exchanged in compliance with all applicable laws (including, without limitation, federal and state securities laws), and none of such units of partners' equity were issued in violation of preemptive or other similar rights arising by operation of law, under the certificate of limited partnership and the OP Partnership Agreement of the Operating Partnership or under any agreement to which the Operating Partnership or any of the other Simon Entities is a party or otherwise. There are no units of partners' equity of the Operating Partnership reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any units of partners' equity of the Operating Partnership and, other than this Agreement, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase from the Operating Partnership or to subscribe for with the Operating Partnership such units of partners' equity or any other securities of the Operating Partnership.

              (14) AUTHORIZATION OF PURCHASE AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Operating Partnership and, assuming due authorization, execution and delivery by or on behalf of the Initial Purchasers, shall constitute a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms except (a) to the extent that enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and
       (ii) general principles of equity (regardless of whether considered at law or in equity); and (b) to the extent that rights to indemnification and contribution contained in this Agreement may be limited by state or federal securities laws or public policy.

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              (15)   AUTHORIZATION OF THE REGISTRATION RIGHTS AGREEMENT. The
       Registration Rights Agreement has been duly authorized, executed and delivered by the Operating Partnership and, assuming the due authorization, execution and delivery thereof by or on behalf of the Initial Purchasers, shall constitute a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms except (a) to the extent that enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and
       (ii) general principles of equity (regardless of whether considered at law or in equity); (b) that rights to indemnity and contribution contained in the Registration Rights Agreement may be limited by state or federal securities laws or pubic policy and (c) that rights to receive the Special Interest Premium (as such term is defined therein) contained therein, to the extent it may be construed as liquidated damages, may be unenforceable, in whole or in part.

              (16) AUTHORIZATION OF THE INDENTURE. For the Notes being sold pursuant to this Agreement, the Indenture has been, or prior to the issuance of the Notes thereunder shall have been, duly authorized, executed and delivered by the Operating Partnership and, upon such authorization, execution and delivery, shall constitute a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership, in accordance with its terms, except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (c) requirements that a claim with respect to any Notes issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, or (d) governmental authority to limit, delay or prohibit the making of payments outside the United States. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (the "1939 Act") and conforms, in all material respects, to the descriptions thereof contained in the Offering Memorandum.

              (17) AUTHORIZATION OF NOTES. The Notes being sold pursuant to this Agreement have been, duly authorized by the Operating Partnership for issuance and sale pursuant to this Agreement. Such Notes, when issued and authenticated in the manner provided for in the applicable Indenture and delivered by the Operating Partnership pursuant to this Agreement against payment of the consideration therefor specified in this Agreement, shall constitute valid and legally binding, unsecured obligations of the Operating Partnership, enforceable against the Operating Partnership, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (a) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (b) governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Notes shall be in the form contemplated by, and each registered holder thereof shall be entitled to the benefits of, the applicable Indenture. Such Notes rank and shall rank equally with all unsecured indebtedness (other than subordinated indebtedness) of the Operating Partnership that is outstanding on a Representation Date or that may be incurred thereafter and senior to all subordinated indebtedness that is outstanding on a Representation Date or that may be incurred thereafter, except that such Notes shall be effectively subordinate to the prior claims of each secured mortgage lender to any specific Portfolio Property

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       which secures such lender's mortgage and any claims of creditors of entities wholly or partly owned, directly or indirectly, by the Operating Partnership.

              (18) DESCRIPTIONS OF THE NOTES AND THE INDENTURE. The Notes being sold pursuant to this Agreement and the Indenture shall conform in all material respects to the statements relating thereto contained in the Offering Memorandum and shall be in substantially the respective forms previously delivered to the Initial Purchasers.

              (19) ABSENCE OF DEFAULTS AND CONFLICTS. None of the Simon Entities or any Property Partnership is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement or other organizational document, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which each entity is a party or by which or any of them may be bound, or to which any of its property or assets or any Portfolio Property may be bound or subject (collectively, "Agreements and Instruments"), except for such violations (other than with respect to the charter, by-laws, partnership agreement, or other organizational document of such entities) or defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Notes, the Indenture, the Registration Rights Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Operating Partnership in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described under the caption "Use of Proceeds") and compliance by the Operating Partnership with its obligations hereunder and thereunder have been duly authorized by all necessary partnership action, and do not and shall not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Operating Partnership or any other Simon Entity or any Property Partnership pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor shall such action result in any violation of the provisions of the partnership agreement and certificate of limited partnership of the Operating Partnership or the organizational documents of any other Simon Entity or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership, any other Simon Entity or any Property Partnership or any of their assets, properties or operations, except for such violations that would not have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Operating Partnership, any other Simon Entity or any Property Partnership.

              (20) ABSENCE OF LABOR DISPUTE. Except as otherwise described in the Offering Memorandum, no labor dispute with the employees of the Operating Partnership or any other Simon Entity or any Property Partnership exists or, to the knowledge of the Operating Partnership, is imminent, and the Operating Partnership is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which dispute or disturbance, in either case, may reasonably be expected to result in a Material Adverse Effect.

              (21) ERISA COMPLIANCE. The Operating Partnership is in compliance in all material respects with, as applicable, all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Operating Partnership would have any liability; the Operating Partnership has not incurred or does not expect to incur liability under
       (a) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (b) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" that is maintained or contributed to by the Operating Partnership that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

              (22) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Operating Partnership threatened against or affecting the Operating Partnership, any other Simon Entity, or any Property Partnership or any officer or director of the Operating Partnership which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of this Agreement, the Indenture or the Registration Rights Agreement or the transactions contemplated herein or therein. The aggregate of all pending legal or governmental proceedings to which the Operating Partnership or any other Simon Entity, or any Property Partnership is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Offering Memorandum including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

              (23) REIT QUALIFICATION. At all times since January 1, 1973, the Company (including as Corporate Property Investors, a Massachusetts business trust) has been, and upon the sale of the applicable Notes, the Company shall continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Code, and its proposed methods of operation shall enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

              (24) INVESTMENT COMPANY ACT. Each of the Operating Partnership, the other Simon Entities and the Property Partnerships is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum shall not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

              (25) INTELLECTUAL PROPERTY. To the knowledge of the Operating Partnership, none of the Simon Entities or the Property Partnerships is required to own, possess or obtain the consent of any holder of any trademarks, service marks, trade names or copyrights not now lawfully owned, possessed or licensed in order to conduct the business now operated by such entity.

              (26) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any other entity or person is necessary or required for the performance by the Operating Partnership of its obligations under this Agreement, the Indenture or the Registration Rights Agreement or in connection with the transactions contemplated under this Agreement, the Indenture or the Registration Rights Agreement, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or as may be required under state securities laws or under the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD").

              (27) POSSESSION OF LICENSES AND PERMITS. The Operating Partnership and the other Simon Entities and each Property Partnership possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except for such Governmental Licenses the failure to obtain would not, singly or in the aggregate, result in a Material Adverse Effect. The Operating Partnership and the other Simon Entities and each Property Partnership are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. None of the Operating Partnership, any of the other Simon Entities or any Property Partnership has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

              (28) TITLE TO PROPERTY. The Operating Partnership, the other Simon Entities and the Property Partnerships have good and marketable title to the Portfolio Properties free and clear of Liens, except (a) as otherwise stated in the Offering Memorandum, or referred to in any title policy for such Portfolio Property, or (b) those which do not, singly or in the aggregate, Materially (i) affect the value of such property or
       (ii) interfere with the use made and proposed to be made of such property by the Operating Partnership, any other Simon Entity or any Property Partnership. All leases and subleases under which the Operating Partnership, any other Simon Entity or any Property Partnerships hold properties are in full force and effect, except for such which would not have a Material Adverse Effect. None of the Operating Partnership, the other Simon Entities or the Property Partnerships has received any notice of any Material claim of any sort that has been asserted by anyone adverse to the rights of the Operating Partnership, any other Simon Entity or the Property Partnerships under any material leases or subleases, or affecting or questioning the rights of the Operating Partnership, such other Simon Entity or the Property Partnerships of the continued possession of the leased or subleased premises under any such lease or sublease, other than claims that would not have a Material Adverse Effect. All liens, charges, encumbrances, claims or restrictions on or affecting any of the Portfolio Properties and the assets of any Simon Entity or any Property Partnership which are required to be disclosed in the Offering Memorandum are disclosed therein. None of the Simon Entities, the Property Partnerships or any tenant of any of the Portfolio Properties is in default under any of the ground leases (as lessee) or space leases (as lessor or lessee, as the case may be) relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, the Portfolio Properties, and the Operating Partnership knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, in each case, other than such defaults that would not have a Material Adverse Effect. No tenant under any of the leases, pursuant to which the Operating Partnership or any Property Partnership, as lessor, leases its Portfolio Property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect. Each of the Portfolio Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Portfolio Properties), except for such failures to comply that would not in the aggregate have a Material Adverse Effect. The Operating

       Partnership has no knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to, the Portfolio Properties, except such proceedings or actions that would not have a Material Adverse Effect.

              (29) ENVIRONMENTAL LAWS. Except as otherwise stated in the Offering Memorandum and except such violations as would not, singly or in the aggregate, result in a Material Adverse Effect, (a) none of the Operating Partnership, the other Simon Entities or any Property Partnership is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree of judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (b) the Operating Partnership, the other Simon Entities and the Property Partnerships have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
       (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Operating Partnership, any of the other Simon Entities or the Property Partnerships and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Operating Partnership, any of the other Simon Entities or any Property Partnership relating to any Hazardous Materials or the violation of any Environmental Laws.

              (30) INSURANCE. Each of the Operating Partnership, the Company and the Property Partnerships maintains insurance covering its properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect it and its business.

              (31) TAX RETURNS. Each of the Simon Entities and the Property Partnerships has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

              (32) ENVIRONMENTAL CONSULTANTS. None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to certain of the Portfolio Properties was employed for such purpose on a contingent basis or has any substantial interest in any Simon Entity or any Property Partnership and none of them nor any of their directors, officers or employees is connected with any Simon Entity or any Property Partnership as a promoter, selling agent, voting trustee, director, officer or employee.

              (33) PROPERTY INFORMATION. Information in respect of the Portfolio Properties presented in the Offering Memorandum is true and accurate in all Material respects as of the date of Offering Memorandum.

              (34) RULE 144A ELIGIBILITY. The Notes are eligible for resale pursuant to Rule 144A and shall not be, at the Closing Time, of the same class as any securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

              (35) NO GENERAL SOLICITATION. None of the Operating Partnership, its Affiliates or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Operating Partnership makes no representation) has engaged or shall engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

              (36) NO REGISTRATION REQUIRED. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in
       Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the 1933 Act or to qualify the Indenture under the 1939 Act.

              (37) REPORTING COMPANY. The Operating Partnership is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

              (38) NO DIRECTED SELLING EFFORTS. With respect to those Notes sold in reliance on Regulation S, (a) none of the Operating Partnership, its Affiliates or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Operating Partnership makes no representation) has engaged or shall engage in any directed selling efforts within the meaning of Regulation S and (b) each of the Operating Partnership and its Affiliates and any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Operating Partnership makes no representation) has complied and shall comply with the offering restrictions requirement of Regulation S.

              (39) INVESTMENT GRADE RATING. The Notes shall have an investment grade rating from one or more nationally recognized statistical rating organizations at each applicable Representation Date.

              (40) STATISTICAL DATA AND FORWARD-LOOKING STATEMENTS. The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the 1934
       Act) included in the Offering Memorandum are based on or derived from sources that the Operating Partnership believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources.

              (41) RELATIONSHIP WITH INTERESTED PERSONS. No relationship, direct or indirect, exists between the Operating Partnership on the one hand, and the directors, officers or stockholders of the Company or the customers or suppliers of the Operating Partnership on the other hand, which is required to be described in the Offering Memorandum which is not so described.

       (b) OFFICERS' CERTIFICATES. Any certificate signed by any officer of the Operating Partnership or any authorized representative of the Company delivered to the Initial Purchasers or to counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by such entity or person, as the case may be, to each Initial Purchaser as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

       SECTION 2.    SALE AND DELIVERY TO THE INITIAL PURCHASERS; CLOSING.

       (a) NOTES. On the basis of the representations and warranties contained herein and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Operating Partnership, at the price set forth in SCHEDULE 2, the aggregate principal amount of Notes set forth in SCHEDULE 1 opposite the name of such Initial Purchaser, plus any additional principal amount of Notes which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

       (b) PAYMENT. Payment of the purchase price for, and delivery of, the Notes shall be made at the office of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166-0153, or at such other place as shall be agreed upon by the Initial Purchasers and the Operating Partnership, at 10:00 A.M. (Eastern time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchasers and the Operating Partnership (such time and date of payment and delivery being herein called the "Closing Time").

       Payment shall be made to the Operating Partnership by wire transfer of same day funds payable to the order of the Operating Partnership, against delivery to the Initial Purchasers or their designee for the respective accounts of the Initial Purchasers of the Notes to be purchased by them. Each Initial Purchaser may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by the other Initial Purchaser whose check has not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

       Notwithstanding anything herein to the contrary, the Operating Partnership agrees that the Initial Purchasers' obligation to purchase and pay for the Notes pursuant to this Agreement at the price set forth in SCHEDULE 2 shall only be satisfied in full at Closing Time only by (i) the tender by or on behalf of UBS Securities LLC of $113,100,000 aggregate principal amount of the Operating Partnership's Notes due 2004, issued pursuant to the Twelfth Supplemental Indenture dated as of November 17, 2003 (the "Exchange Securities") with a fair market value of $113,129,846 (the "Purchase Price Securities Component") and (ii) payment by the Initial Purchasers, severally and not jointly, of an aggregate amount in cash equal to $383,416,154 (the "Purchase Price Cash Component"), which amount represents the aggregate initial offering price of the Notes, less the (A) aggregate underwriting discount applicable to the Notes, and (B) the aggregate initial offering price of the Notes issued in exchange for the Exchange Securities.

       Payment of the Purchase Price Cash Component shall be made to the Operating Partnership by wire transfer of immediately available funds to a bank account designated by the Operating Partnership. Payment of the Purchase Price Securities Component shall be made to the Operating Partnership by transfer by or on behalf of UBS Securities LLC of the Exchange Securities to the Operating Partnership. Payment of the Purchase Price Cash Component and the Purchase Price Securities Component shall each be made against delivery to you for the respective accounts of the Initial Purchasers of certificates for the Notes to be purchased by them. The Notes shall be delivered in the form of one or more global certificates in aggregate denomination equal to the aggregate principal amount of Notes upon original issuance and registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC").

       Pursuant to the terms of the Exchange Securities, the Operating Partnership expressly consents to transfer of the Exchange Securities by UBS AG, London Branch to UBS Securities LLC and from UBS Securities LLC to the Trustee on behalf of the Operating Partnership.

       (c) QUALIFIED INSTITUTIONAL BUYER. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Operating Partnership that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

       (d) DENOMINATIONS; REGISTRATION. The Notes shall be in such denominations and registered in such names as the Initial Purchasers may request in writing at least one full business day prior to the Closing Time. The Notes shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

       SECTION 3.    COVENANTS OF THE OPERATING PARTNERSHIP.

       The Operating Partnership covenants with each Initial Purchaser as follows:

       (a) OFFERING MEMORANDUM. The Operating Partnership, as promptly as possible, shall furnish to each Initial Purchaser, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

       (b) NOTICE AND EFFECT OF MATERIAL EVENTS. The Operating Partnership shall immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Operating Partnership of information relating to the offering of the Notes with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Notes by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Operating Partnership, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of any Simon Entity or Property Partnership which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Operating Partnership, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Operating Partnership shall forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

       (c) AMENDMENT TO OFFERING MEMORANDUM AND SUPPLEMENTS. The Operating Partnership shall advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and shall not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

       (d) BLUE SKY QUALIFICATIONS. The Operating Partnership shall use its best efforts, in cooperation with the Initial Purchasers, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Initial Purchasers may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; PROVIDED, HOWEVER, that the Operating Partnership shall not be obligated to file any general consent to service of process or to qualify or register as a foreign partnership or as a dealer in securities in any jurisdiction in which it is not so qualified or registered, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Operating Partnership and its unitholders or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Notes have been so qualified or registered, the Operating Partnership shall file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

       (e) STOP ORDER BY STATE SECURITIES COMMISSION. The Operating Partnership shall advise the Initial Purchasers promptly and, if requested by any Initial Purchaser, to confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority. The Operating Partnership shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Notes under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Notes under any state securities or Blue Sky laws, the Operating Partnership shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

       (f) EARNINGS STATEMENT. The Operating Partnership shall timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement (in form complying with Rule 158 of the 1933 Act Regulations) for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

       (g) REPORTING REQUIREMENTS. The Operating Partnership, during the period when the Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, shall file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

       (h) REIT QUALIFICATION. The Company shall use its best efforts to continue to meet the requirement to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Notes are to occur and for its future taxable years.

       (i) USE OF PROCEEDS. The Operating Partnership shall use the net proceeds received by it from the sale of the Notes in the manner specified in the Offering Memorandum under "Use of Proceeds."

       (j) EXCHANGE ACT FILINGS. During the period from the Closing Time until one year after the Closing Time, the Operating Partnership shall deliver to the Initial Purchasers, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Operating Partnership filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) such other information concerning the Operating Partnership as the Initial Purchasers may reasonably request.

       (k) SUPPLEMENTAL INDENTURES. In respect of the offering of the Notes, the Operating Partnership shall execute a supplemental indenture designating the series of debt securities to be offered and its related terms and provisions in accordance with the provisions of the Indenture.

       (l) RATINGS. The Operating Partnership shall take all reasonable action necessary to enable Standard & Poor's Ratings Services ("S&P"), Moody's Investors Service, Inc. ("Moody's") or any other nationally recognized statistical rating organization, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, to provide their respective credit ratings of the Notes.

       (m) DTC. The Operating Partnership shall cooperate with the Initial Purchasers and use commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

       (n) REGISTRATION RIGHTS AGREEMENT. The Operating Partnership shall comply with all of the terms and conditions of the Registration Rights Agreement.

       SECTION 4.    PAYMENT OF EXPENSES.

       (a) EXPENSES. The Operating Partnership shall pay all expenses incident to the performance of its obligations under this Agreement and the Registration Rights Agreement, including (i) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Registration Rights Agreement, any Agreement between the Initial Purchasers, any Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Notes, (ii) the preparation, issuance and delivery of the Notes, or any certificates for the Notes to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Notes to the Initial Purchasers and any charges of DTC in connection herewith, (iii) the fees and disbursements of the Operating Partnership's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the reasonable fees and disbursements of any Trustee, and their respective counsel, (iv) the qualification of the Notes under state securities and real estate syndication laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation, printing and delivery of a blue sky survey, (v) the printing and delivery to the Initial Purchasers of copies of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated by reference) and any amendments or supplements thereto, (vi) the fees charged by nationally recognized statistical rating organizations for the rating of the Notes, if applicable; and (vii) fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee.

       (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or Section 10(a)(i), the Operating Partnership shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

       SECTION 5.    CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS.

       The obligations of the Initial Purchasers are subject to the accuracy of the representations and warranties of the Operating Partnership contained in
Section 1 hereof or in certificates of any officer or authorized representative of the Operating Partnership or any other Simon Entity delivered pursuant to the provisions hereof, to the performance by the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

       (a) EXECUTION OF REGISTRATION RIGHTS AGREEMENT. At Closing Time, the Operating Partnership shall have executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A.

       (b) OPINIONS OF COUNSEL FOR OPERATING PARTNERSHIP. At Closing Time, the Initial Purchasers shall have received the favorable opinions, dated as of Closing Time, of Baker & Daniels, special counsel for the Operating Partnership and James M. Barkley, the General Counsel of the Operating Partnership, or such other counsel as is designated by the Operating Partnership, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such opinion for each of the Initial Purchasers. Such opinions shall address such of the items set forth in Exhibits B-1 and B-2.

       (c) OPINION OF COUNSEL FOR INITIAL PURCHASERS. At Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Initial Purchasers, or such other counsel as may be designated by the Initial Purchasers, together with signed or reproduced copies of such opinion for each of the Initial Purchasers, with respect to the matters set forth in (1), (3) (with respect to the first clause only), (9), (11), (12), (13) and the last two paragraphs of Exhibit B-1 hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or authorized representatives of the Operating Partnership and the other Simon Entities and certificates of public officials.

       (d) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and the other Simon Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of (x) the Chief Executive Officer, President or a Vice President and of the Chief Financial Officer or Chief Accounting Officer of the Company, as the sole general partner of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct, in all material respects, with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no order suspending the sale of the Notes in any jurisdiction has been issued and no proceedings for that purpose have been initiated or threatened by the state securities authority of any jurisdiction, (v) the Offering Memorandum did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) none of the events listed in Section 10(a) shall have occurred, and (y) the Chief Financial Officer, the Chief Accounting Officer or other relevant or appropriate officers of the Company, as the sole general partner of the Operating Partnership, dated as of Closing Time, as to any other matters requested by the Initial Purchasers.

       (e) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" as set forth in the AICPA's Statement on Auditing Standards 72 to Initial Purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in the Offering Memorandum.

       (f) BRING-DOWN COMFORT LETTER. At Closing Time, the Initial Purchasers shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

       (g) MAINTENANCE OF RATING. At the Closing Time, the Notes shall be rated at least "Baa2" by Moody's and "BBB" by S&P, and the Operating Partnership shall have delivered to the Initial Purchasers a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Initial Purchasers, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Operating Partnership's other Notes by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes for Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any of the Operating Partnership's other securities.

       (h) ADDITIONAL DOCUMENTS. At Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

       (i)    TERMINATION OF THIS AGREEMENT. If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Operating Partnership at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4, and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

       SECTION 6.    SUBSEQUENT OFFERS AND RESALES OF THE NOTES.

       (a) OFFER AND SALE PROCEDURES. Each of the Initial Purchasers and the Operating Partnership hereby establishes and agrees to observe the following procedures in connection with the offer and sale of the Notes:

              (i) OFFERS, SALES AND DELIVERIES. Offers, sales and deliveries of the Notes shall only be made (a) to persons whom the offeror or seller reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the 1933 Act), (b) to a limited number of other institutional "Accredited Investors" (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are Accredited Investors ("Institutional Accredited Investors") or (c) non-U.S. persons outside the United States, as defined in Regulation S under the 1933 Act, to whom the offeror or seller reasonably believes offers and sales of the Notes may be made in reliance upon Regulation S under the 1933 Act. Each Initial Purchaser agrees that it shall not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it shall take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions.

              (ii) NO GENERAL SOLICITATION. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1993 Act) shall be used in the United States in connection with the offering or sale of the Notes.

              (iii) PURCHASES BY NON-BANK FIDUCIARIES. In the case of a non-bank Subsequent Purchaser of a Note acting as a fiduciary for one or more third parties, each such third party shall, in the judgment of the applicable Initial Purchaser, be an Institutional Accredited Investor, a Qualified Institutional Buyer or a non-U.S. person outside the United States.

              (iv) SUBSEQUENT PURCHASER NOTIFICATION. Each Initial Purchaser shall take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Notes from such Initial Purchaser or affiliate, as the case may be, in the United States that the Notes (a) have not been and shall not be registered under the 1933 Act, (b) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (c) may not be offered, sold or otherwise transferred except
       (1) to the Operating Partnership, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Notes for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

              (v) MINIMUM PRINCIPAL AMOUNT. No sale of the Notes to any one Subsequent Purchaser shall be for less than U.S. $1,000 ($100,000 for Institutional Accredited Investors) principal amount and no Note shall be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $100,000 principal amount of the Notes.

              (vi) RESTRICTIONS ON TRANSFER. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Notice to Investors," including the legend required thereby, shall apply to the Notes except as otherwise agreed by the Operating Partnership and the Initial Purchasers.

              (vii) DELIVERY OF OFFERING MEMORANDUM. Each Initial Purchaser shall deliver to each Subsequent Purchaser of the Notes, in connection with its original distribution of the Notes, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery, if required by applicable law.

       (b) COVENANTS OF THE OPERATING PARTNERSHIP. The Operating Partnership covenants with each Initial Purchaser as follows:

              (i) INTEGRATION. The Operating Partnership agrees that it shall not and shall cause its Affiliates not to solicit, directly or indirectly, any offer to buy or make any offer or sale of, or otherwise negotiate in respect of, securities of the Operating Partnership of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Operating Partnership to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

              (ii) RULE 144A INFORMATION. The Operating Partnership agrees that, in order to render the Notes eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Notes remain outstanding, it shall make available, upon request, to any holder of Notes or prospective purchasers of Notes the information specified in Rule 144A(d)(4), unless the Operating Partnership furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

              (iii) RESTRICTION ON REPURCHASES. Until the expiration of two years after the original issuance of the Notes, the Operating Partnership shall not, and shall cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Notes which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions), unless such repurchased Notes are promptly retired.

       (c) RESALE PURSUANT TO RULE 903 OF REGULATION S OR RULE 144A. Each Initial Purchaser understands that the Notes have not been and shall not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Notes and shall offer and sell Notes (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Notes commences and the Closing Time, only in accordance with Rule 903 of Regulation S, or another applicable exemption from the registration provisions of the 1933 Act or Rule 144A under the 1993 Act. Accordingly, none of the Initial Purchasers, their affiliates or any persons acting on their behalf have engaged or shall engage in any directed selling efforts with respect to Notes, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and shall comply with the offering restriction requirements of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes (other than a sale of Notes pursuant to Rule 144A) it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it or through it during the restricted period a confirmation or notice to substantially the following effect:

              "The Notes covered hereby have not been registered under the 1933 Act and may not be offered or sold within the United States or to or for the Account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Notes commenced and the date of closing, except in either case in accordance with Regulation S, Rule 144A under the 1933 Act or another exemption from the registration requirements of the 1933 Act. Terms used above have the meaning given to them by Regulation S."

Terms used in the above paragraph have the meanings given to them by Regulation
S.

       (d) REPRESENTATIONS AND WARRANTIES OF INITIAL PURCHASERS. Each Initial Purchaser severally represents and agrees that it has not entered and shall not enter into any contractual arrangements with respect to the distribution of the Notes, except with its affiliates or with the prior written consent of the Operating Partnership.

       SECTION 7.    INDEMNIFICATION.

       (a) INDEMNIFICATION OF INITIAL PURCHASERS. The Operating Partnership agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and their respective officers, directors and employees as follows:

              (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or in any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading;

              (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED, that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Operating Partnership; and

              (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by any Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

       (b) INDEMNIFICATION OF OPERATING PARTNERSHIP, COMPANY AND COMPANY'S DIRECTORS AND OFFICERS. Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Operating Partnership, the Company, each of the Company's directors, and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership by such Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

       (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Initial Purchasers, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Operating Partnership. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

       (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(2) effected without its written consent if (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

       SECTION 8.    CONTRIBUTION.

       If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

       The relative benefits received by the Operating Partnership, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Operating Partnership and the total discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Notes.

       The relative fault of the Operating Partnership, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       The Operating Partnership and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

       Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it and sold to a Subsequent Purchaser were sold to such Subsequent Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

       No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number, or aggregate principal amount, as the case may be, of Notes set forth opposite their respective names in Schedule 1 hereto and not joint.

       SECTION 9.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
                     DELIVERY.

       All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Operating Partnership or the Company or authorized representatives of each of the Operating Partnership or the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless or any investigation made by or on behalf of any Initial Purchaser or any controlling person, or by or on behalf of the Operating Partnership or the Company, and shall survive delivery of and payment for the Notes.

       SECTION 10.   TERMINATION.

       (a) TERMINATION; GENERAL. The Initial Purchasers may terminate this Agreement, by notice to the Operating Partnership, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and the other Simon Entities considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which is such as to make it, in the reasonable judgment of the Initial Purchasers, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, or (ii) if there has occurred (A) any material adverse change in the financial markets in the United States or internationally, (B) any outbreak of hostilities or escalation thereof or other calamity or crisis, (C) a declaration by the United States of a national emergency or war, or (D) any change or development involving a prospective change in national or international political, financial, or economic conditions, in each case, the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York, or Delaware authorities, or (v) a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred, or (vi) if the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Operating Partnership as of the date hereof shall have been downgraded since such date or if any such rating organization shall have publicly announced that it has placed any series of debt securities of the Operating Partnership under surveillance or review, with possible negative implications, as to the rating of such debt securities or any of the Operating Partnership's other securities.

       (b)    LIABILITIES. If this Agreement is terminated pursuant to this
Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and PROVIDED, FURTHER, that Sections 7, 8 and 9 hereof shall survive such termination and remain in full force and effect.

       SECTION 11. DEFAULT BY ONE OF THE INITIAL PURCHASERS. If one of the Initial Purchasers shall fail at the Closing Time to purchase the Notes which it is obligated to purchase under this Agreement (the "Defaulted Notes"), the other Initial Purchaser shall have the right, within 24 hours thereafter, to make arrangements for any other Initial Purchasers to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Initial Purchaser shall not have completed such arrangements within such 24-hour period, then:

              (a) if the number of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, the non-defaulting Initial Purchaser shall be obligated to purchase the full amount thereof , or

              (b) if the number of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser.

       No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

       In the event of any such default which does not result in a termination of this Agreement, either the Initial Purchasers or the Operating Partnership shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this
Section 11.

       SECTION 12.   NOTICES.

       All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, New York 10080, attention of Alexander S. Rubin, Managing Director; and notices to the Simon Entities shall be directed to any of them at National City Center, 115 West Washington Street, Suite 15 East, Indianapolis, Indiana 46204, attention of Mr. David Simon, with a copy to Baker & Daniels, 300 North Meridian Street, Suite 2700, Indianapolis, Indiana 46204, attention of David C. Worrell, Esq.

       SECTION 13.   PARTIES.

       This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Operating Partnership, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives and the Company, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

       SECTION 14.   GOVERNING LAW AND TIME.

       THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

       SECTION 15.   EFFECT OF HEADINGS.

       The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this Agreement, along with all counterparts, shall become a binding agreement between the Initial Purchasers and the Operating Partnership in accordance with its terms.

                                 Very truly yours,


                                 SIMON PROPERTY GROUP, L.P.


                                 By: Simon Property Group, Inc.,
                                     its General Partner


                                 By:    /s/ STEPHEN E. STERRETT
                                    -------------------------------------------
                                  Name:  Stephen E. Sterrett
                                  Title: Executive Vice President


                                 SIMON PROPERTY GROUP, INC.


                                 By:    /s/ STEPHEN E. STERRETT
                                    -------------------------------------------
                                  Name:  Stephen E. Sterrett
                                  Title: Executive Vice President

CONFIRMED AND ACCEPTED,
 as of the date first
 above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:   /s/ JULIE BAUCH
   ---------------------------------
   Name:   Julie Bauch
   Title:  Authorized Signatory


UBS SECURITIES LLC


By:   /s/ KIMBERLY BLUE
   ---------------------------------
   Name:   Kimberly Blue
   Title:  Authorized Signatory


By:   /s/ RYAN DONOVAN
   ---------------------------------
   Name:   Ryan Donovan
   Title:  Authorized Signatory


For themselves and for the
other Initial Purchasers named
in Schedule 1 hereto.

                                   SCHEDULE 1

                                                PRINCIPAL               PRINCIPAL
           INITIAL PURCHASER               AMOUNT OF 2009 NOTES    AMOUNT OF 2014 NOTES
---------------------------------------    --------------------    --------------------
Merrill Lynch, Pierce, Fenner & Smith         $ 153,000,000            $  21,000,000
             Incorporated
UBS Securities LLC                            $  51,000,000            $ 115,000,000
Citigroup Global Markets Inc.                 $  24,000,000            $  16,000,000
Credit Suisse First Boston LLC                $  24,000,000            $  16,000,000
J.P. Morgan Securities Inc.                   $  24,000,000            $  16,000,000
Morgan Stanley & Co. Incorporated             $  24,000,000            $  16,000,000
                                              -------------            -------------
TOTAL.............................            $ 300,000,000            $ 200,000,000
                                              =============            =============

                                   SCHEDULE 2


                           SIMON PROPERTY GROUP, L.P.
                        $300,000,000 3.75% Notes due 2009
                        $200,000,000 4.90% Notes due 2014


       1. The initial public offering price of the 2009 Notes shall be 99.972% of the principal amount of the 2009 Notes. The initial public offering price of the 2014 Notes shall be 99.865% of the principal amount of the 2014 Notes.

       2. The purchase price to be paid by the Initial Purchasers for the 2009 Notes shall be 99.372% of the principal amount of the 2009 Notes. The purchase price to be paid by the Initial Purchasers for the 2014 Notes shall be 99.215% of the principal amount of the 2014 Notes.

       3. The interest rate on the 2009 Notes shall be 3.75% per annum. The interest rate on the 2014 Notes shall be 4.90% per annum.

                                                                       Exhibit A

                      FORM OF REGISTRATION RIGHTS AGREEMENT


        (Please see attached copy of the Registration Rights Agreement.)

                                                                     Exhibit B-1

                       FORM OF OPINION OF SPECIAL COUNSEL
                  FOR THE COMPANY AND THE OPERATING PARTNERSHIP
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)


       (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

       (2) The Company has the corporate power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described below, and to enter into and perform its obligations under, or as contemplated under, this Agreement.

       (3) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Offering Memorandum.

       (4) This Agreement has been duly and validly authorized by the Operating Partnership and the Company. Any one of the Co-Chairmen of the Board, Chief Executive Officer, President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Company (hereinafter, collectively, the "Authorized Officers") has been duly authorized to execute and deliver this Agreement for the Company and as the general partner of the Operating Partnership, and, assuming each has been executed and delivered by any one of the Authorized Officers, this Agreement is duly and validly executed and delivered by the Operating Partnership and the Company.

       (5) The execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement, the consummation of the transactions contemplated in this Agreement, and compliance by the Operating Partnership with its obligations under this Agreement, the Indenture and the Registration Rights Agreement does not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default under (i) any provisions of the certificate or agreement of limited partnership of the Operating Partnership; (ii) any applicable law, statute, rule, regulation of Delaware; or (iii) to such counsel's knowledge, any Delaware order or Delaware administrative or court decree, binding upon the Operating Partnership or to which the Operating Partnership is subject, except, in the case of (ii) and (iii) above, for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

       (6) The documents filed pursuant to the 1934 Act and incorporated by reference in the Offering Memorandum (other than the financial statements and supporting schedules therein and other financial data, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder. In passing upon compliance as to the form of such documents, such counsel may have assumed that the statements made or incorporated by reference therein are complete and correct.

       (7) The information in the Offering Memorandum under "Description of Notes," "Certain Federal Income Tax Consequences," and "State and Local Tax Considerations" and the description of the Notes included therein, to the extent that it purports to summarize matters of law, descriptions of statutes,

                                      B-1-1
rules or regulations, summaries of legal matters, the Operating Partnership's organizational documents or legal proceedings, or legal conclusions, has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein in all material respects.

       (8) None of the Operating Partnership, any of the Simon Entities or any Property Partnership is required to be registered as an investment company under the 1940 Act.

       (9) The Notes being sold pursuant to this Agreement have been duly authorized on behalf of the Operating Partnership by the Company as the general partner of the Operating Partnership for issuance and sale to the Initial Purchasers pursuant to this Agreement and the Indenture and, when executed and issued and authenticated in the manner provided for in the Indenture and delivered by the Operating Partnership pursuant to this Agreement against payment of the consideration therefor, (i) the Notes will constitute valid and legally binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited (A) by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting creditors' rights generally, (B) by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or law), or (C) by federal courts with respect to the enforceability in such courts of forum selection clauses, and (ii) each holder of the Notes will be entitled to the benefits of the Indenture. The Notes are in the form contemplated by the Indenture.

       (10) The Company has, at all times since the effective date of its election to be taxed as a "real estate investment trust" under the Code, been organized and operated in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Code and its proposed organization structure and method of operation will permit it to remain so qualified.

       (11) The Indenture has been duly qualified under the 1939 Act and has been duly and validly authorized, executed and delivered by the Operating Partnership and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. Dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States, or (iii) federal courts with respect to the enforceability in such courts of forum selection clauses.

       (12) Assuming the correctness of the representations and warranties and the compliance by the Operating Partnership and the Initial Purchasers with their respective covenants set forth in the Purchase Agreement, the offer and sale of the Notes to the Initial Purchasers and to each Subsequent Purchaser solely in the manner and under the circumstances contemplated by this Agreement and the Offering Memorandum are exempt from the registration requirements of the 1933 Act.

       (13) The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) limitations under state or federal securities laws

                                      B-1-2
or public policy with respect to the rights to indemnity and contribution contained in the Registration Rights Agreement.

       In connection with the preparation of the Offering Memorandum, such counsel has participated in conferences with officers and other representatives of the Operating Partnership and the independent public accountants for the Operating Partnership and the Company at which the contents of the Offering Memorandum and related matters were discussed. On the basis of such participation and review, but without independent verification by such counsel of, and without assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum or any amendments or supplements thereto, no facts have come to the attention of such counsel that would lead such counsel to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements, the schedules and other financial data included therein, as to which such counsel need make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Operating Partnership and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                      B-1-3

                                                                     Exhibit B-2

         FORM OF OPINION OF THE OPERATING PARTNERSHIP'S GENERAL COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


       (1) The Company has been duly organized and is validly existing as a corporation in good standing under the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

       (2) The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or be in good standing would not result in a Material Adverse Effect.

       (3) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Indenture and is duly qualified or registered as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. The Partnership Agreement of the Operating Partnership has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law.

       (4) Each Simon Entity other than the Company and the Operating Partnership has been duly incorporated or organized and is validly existing as a corporation, limited partnership or other legal entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Offering Memorandum and is duly qualified or registered as a foreign corporation, limited partnership or other legal entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or to be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Offering Memorandum, all of the issued and outstanding capital stock or other equity interests of each Simon Entity other than the Operating Partnership has been duly authorized and is validly issued, fully paid and non-assessable and has been offered and sold in compliance with all applicable laws of the United States and the organizational laws of the jurisdiction of organization of such entity, and is owned by the Company, the Management Companies or the Operating Partnership, directly or through subsidiaries, in each case, free and clear of any Liens. There are no outstanding securities convertible into or exchangeable for any capital stock or other equity interests of such entities and no outstanding options, rights (preemptive or

                                      B-2-1
otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of such entities. None of the outstanding shares of capital stock or other equity interests of such entity was issued in violation of preemptive or other similar rights of any security holder of such entity.

       (5) Each of the Property Partnerships is duly organized and validly existing as a limited or general partnership, as the case may be, in good standing under the laws of its respective jurisdiction of formation, with the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged and proposes to engage as described in the Offering Memorandum. Each Property Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. The general or limited partnership agreement of each of the Property Partnerships has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law.

       (6) The Notes being sold pursuant to this Agreement and the Indenture each conform, in all material respects, to the statements relating thereto contained in the Offering Memorandum and are in substantially the form contemplated by the Indenture.

       (7) None of the Operating Partnership, any of the other Simon Entities or any Property Partnership is in violation of its charter, by-laws, partnership agreement, or other organizational document, as the case may be, and no default by the Operating Partnership or any other Simon Entity or any Property Partnership exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum or filed or incorporated by reference therein, except in each case for violations (other than with respect to the charter, by-laws, partnership agreement, or other organizational document of such entities) or defaults which in the aggregate are not reasonably expected to result in a Material Adverse Effect.

       (8) The execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement and the consummation of the transactions contemplated thereby did not and do not, conflict with or constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any Portfolio Property, pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Operating Partnership or any Property Partnership is a party or by which it of any of them may be bound, or to which any of the assets, properties or operations of the Operating Partnership or any Property Partnership is subject, nor will such action result in any violation of the provisions of the charter, by-laws, partnership agreement or other organizational document of the Operating Partnership, any other Simon Entity or any Property Partnership or any applicable laws, statutes, rules or regulations of the United States or any jurisdiction of incorporation or formation of any of the Operating Partnership or any Property Partnership or any judgement, order, writ or decree binding upon the Operating Partnership, any other Simon Entity or any Property Partnership, which judgement, order, writ or decree, is known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership, any other Simon Entity or any Property Partnership or any of their assets, properties or operations, except for such conflicts, breaches, violations (other than with respect to the charter, by-laws, partnership agreement, or other organizational document of such entities), defaults, events or Liens that would not result in a Material Adverse Effect.

                                      B-2-2

       (9) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Notes will be offered or sold, as to which such counsel need express no opinion) is required in connection with the due authorization, execution and delivery of this Agreement, the Indenture or the Registration Rights Agreement by the Operating Partnership or for the offering, issuance, sale or delivery of the Notes to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement.

       (10) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Operating Partnership or any other Simon Entity or any Property Partnership thereof which is required to be disclosed in the Offering Memorandum (other than as stated or incorporated by reference therein), or which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture or the Registration Rights Agreement, the performance by the Operating Partnership of its obligations thereunder or the transactions contemplated by the Offering Memorandum.

       (11) All descriptions in the Offering Memorandum of contracts and other documents to which the Operating Partnership or any other Simon Entity is a party are accurate in all material respects. To the best knowledge and information of such counsel, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Offering Memorandum other than those described or referred to therein, and the descriptions thereof or references thereto are correct in all material respects.

       (12) To the best of such counsel's knowledge and information, there are no statutes or regulations that are required to be described in the Offering Memorandum that are not described as required.

                                      B-2-3